Exhibit 10.21

Docusign Envelope ID: 34AB8BAE - C7D1 - 45E1 - 8985 - 8F0716D68BB8 2.3 Any breach of this Clause constitutes a material breach of this Agreement, entitling the Company to terminate employment summarily and seek damages or injunctive relief. 3. JOB DESCRIPTION The Employee's duties and responsibilities are as set out in Annex A (Job Description) and may be varied or supplemented by the Company from time to time. 4. REMUNERATION 1. Basic Salary: SGD20,000 per month, payable no later than seven (7) days after the last day of each completed month. 2. Retention Bonus: Up to SGD80,000 payable in two tranches: • SGD40,000 upon successful completion of de - SPAC transaction. • SGD40,000 upon achievement of KPIs for FY2025 by 30 September 2026. 3. Equity/Options : The Employee shall be eligible to participate in the Company's Employee Share Option Plan (ESOP), subject to the terms and conditions ofsuch plan as may be adopted and approved by the Board from time to time . The specific number ofoptions, vesting schedule, exercise price, and other terms shall be determined in accordance with the ESOP rules as finalized and approved by the Board . 4. Salary Reviews: Annual performance and salary reviews shall be conducted, with increments and bonuses at the sole discretion of the Company. 5. The Employee is responsible for personal income taxes . The Company shall make CPF contributions as required by law and may withhold amounts as required by statutory or tax clearance obligations . 6. The Employee shall not disclose or discuss salary details with other employees. Any breach constitutes a material breach of this Agreement. 5. ALLOWANCES AND BENEFITS The Employee's allowances, leave entitlements, medical benefits, insurance, and other benefits are set out in Annex B (Schedule of Benefits). 6. WORK HOURS 6.1 The Company adopts flexible working hours, with reporting between 8:30 a.m. and 10:30 a.m. on weekdays, and corresponding finishing times between 5:30 p.m. and 7:30 p.m. 2. The Employee shall work not less than 40 hours per week (excluding meal breaks) and may be required to work overtime or on public holidays as necessary for business needs. 3. Overtime, ifapplicable under law, will be compensated in accordance with the Employment Act, provided it is authorised in advance by Management.